Exhibit 99.01

                                  PRESS RELEASE



CONTACT:  Karen Chrosniak, Director of Investor Relations, 1-877-496-6704

   JOHN J. RIGAS STEPS DOWN AS CHAIRMAN AND CEO OF ADELPHIA; IS SUCCEEDED BY
                    INDEPENDENT DIRECTOR ERLAND E. KAILBOURNE

      -- Mr. Rigas Will Continue to Serve Adelphia as Chairman Emeritus --

   -- Changes Are "the Beginning of a Process to Restore the Credibility and
            Rebuild the Value of a Fine Company," Says Mr. Rigas --



COUDERSPORT, Pa., May 15, 2002--"After much thought and prayer about what will best serve the needs of the Company and our stakeholders, including our shareholders, employees, customers and communities, I have concluded that Adelphia needs fresh, independent leadership, and that after half a century at the helm the time is right for me to step down as Chairman, President and Chief Executive Officer," Adelphia founder, Chairman, President and CEO John J. Rigas announced today. Mr. Rigas has been succeeded as Chairman and as Interim Chief Executive Officer by Erland E. Kailbourne, formerly Chairman and CEO (New York Region) of Fleet National Bank, who has been an independent director of Adelphia Communications Corporation (Nasdaq: ADLAE) ("Adelphia" or the "Company") since 1999 and who is currently Chairman of the Adelphia Board's Audit Committee.

Mr. Rigas, who founded the Company in 1952, has been elected Chairman Emeritus by the Adelphia Board of Directors, and will continue to serve on the Company's Board of Directors. As such, he will continue to share his unique knowledge and perspectives as appropriate with the Company's Board of Directors and management team, will be involved in assisting the Company as it addresses current challenges, and will continue to represent the Company within the cable television industry and among the Company's other constituencies.

"I am confident that the changes under way at Adelphia are the beginning of a process that, under the leadership of Erkie Kailbourne, will restore the credibility, and rebuild the value, of this fine company," Mr. Rigas said. "In recent weeks, we have launched a formal process with our outside financial advisors to explore possible asset sales, solicit bids for selected cable assets, reduce debt and build shareholder value."

Mr. Kailbourne said: "I welcome this opportunity to help Adelphia meet its current challenges and position itself for long-term success. Adelphia today is a major cable television company whose outstanding assets include millions of customers across the country and thousands of skilled and dedicated employees. I am confident that we have the ability, and the determination, to take the steps necessary to build Adelphia's value for all our stakeholders."

Mr. Rigas, 77, has owned and operated cable television systems since 1952. Among business and community service activities, Mr. Rigas is Chairman of the Board of Directors of Citizens Bancorp., Inc., Coudersport, Pennsylvania. He is a director of the National Cable Television Association and a past President of the Pennsylvania Cable Television Association. He is also a member of the Board of Directors of C-SPAN and the Cable Advertising Bureau, and is a past Trustee of St. Bonaventure University. He graduated from Rensselaer Polytechnic Institute with a B.S. in Management Engineering in 1950.

Erland E. Kailbourne, 60, is the retired Chairman and Chief Executive Officer (New York Region) of Fleet National Bank. He served with the Fleet organization or its predecessors for 37 years prior to his retirement on December 31, 1998. Mr. Kailbourne is currently Chairman of the John R. Oishei Foundation, a director of the New York ISO Board, and a director of Albany International Corporation, Bush Industries, Inc., and Rand Capital Corporation. He is also a member of the Advisory Council of the New York State Office of Science, Technology and Academic Research and the New York State Banking Board. Mr. Kailbourne graduated with a degree in business administration from Alfred State College in 1961.

The Company also announced that it is conducting an investigation of issues raised in connection with the preparation of its 10-K statement. The ongoing audit of the Company by the Company's long-time auditor, Deloitte & Touche, LLP, will be suspended pending completion of the Company's investigation. The Company further announced that it has retained David Boies and the firm of Boies, Schiller & Flexner to advise it in connection with its investigation and other matters.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, the upcoming Form 10-K to be filed for the year ended December 31, 2001, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.